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                                                                     Exhibit 23B


                           Consent of Independent
                        Certified Public Accountants

The Board of Directors
Nastech Pharmaceutical Company Inc.

         We consent to the use of our report included herein and to the reference to our Firm under the heading "Experts" in the Prospectus.


New York, New York
December 26, 1995

                              /s/ Robbins, Greene, Horowitz, Lester & Co., LLP
                              ------------------------------------------------
                              Robbins, Greene, Horowitz, Lester & Co., LLP